Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FOURTH QUARTER AND YEAR END 2024 RESULTS

- Introduces 2025 AFFO Guidance of $1.20 to $1.22 per diluted share -

- Executed New Leases with 3% Annual Rent Escalations & Ten-Year Term -

- 2024 Acquisitions of $91 Million at an Average Capitalization Rate of 7.6% -

- Raised Dividend per share for Seventh Consecutive Year -

Cedarhurst, New York, February 26, 2025 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,000 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter and year ended December 31, 2024.

Highlights for the Quarter Ended December 31, 2024

●	Acquired 63 USPS properties for approximately $30.7 million, excluding closing costs

●	Net income attributable to common shareholders was $4.5 million, or $0.17 per diluted share

●	Funds from Operations (“FFO”) was $9.0 million, or $0.30 per diluted share

●	Adjusted Funds from Operations (“AFFO”) was $10.6 million, or $0.35 per diluted share

●	Subsequent to quarter end, the Company raised the quarterly dividend to $0.2425 per share, a 1.0% increase over the fourth quarter 2023 dividend

Highlights for the Year Ended December 31, 2024

●	Acquired 197 properties for approximately $91 million in 2024, excluding closing costs

●	Rental income increased 20.0% from 2023 to 2024, reflecting internal growth and acquisitions

●	Net income attributable to common shareholders was $6.6 million, or $0.21 per diluted share

●	FFO was $28.1 million, or $0.97 per diluted share

●	AFFO was $33.7 million, or $1.16 per diluted share

●	Paid aggregate dividends of $0.96 per share for calendar year 2024

●	Added $50 million to the term loan maturing in February 2028 and increased the term loan accordion feature under the credit facilities by $50 million

●	Executed new leases for 95% of the 2023 and 99% of the 2024 aggregate expired rent as of February 14, 2025 and remaining leases are in process

●	Agreed to new rents on all negotiated leases with the USPS for leases that expired and those set to expire in 2025 except for some recent 2024 acquisitions

“2024 was a strong operational year for the Company defined by successful re-leasing including 3% annual rent escalations and the introduction of 10-year lease terms fueling our internal growth,” said Andrew Spodek, Chief Executive Officer. “I am pleased that this contributed to 2024 AFFO of $1.16 per share, an 8.4% increase from 2023. Our success during 2024 has provided us with the visibility to provide AFFO guidance for the first time as a public company of $1.20 to $1.22 per diluted share for 2025. Postal Realty is well positioned for continued internal and external growth, and we remain confident in the strength of our partnership with the Postal Service.”

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.6% occupied, comprised of 1,703 properties across 49 states and one territory with approximately 6.4 million net leasable interior square feet and a weighted average rental rate of $10.60 per leasable square foot based on rents in place as of December 31, 2024. The weighted average rental rate consisted of $12.81 per leasable square foot on last-mile and flex properties and $3.83 on industrial properties.

During the fourth quarter, the Company acquired 63 last-mile and flex properties leased to the USPS for approximately $30.7 million, excluding closing costs, comprising approximately 176,000 net leasable interior square feet at a weighted average rental rate of $13.75 per leasable square foot based on rents in place as of December 31, 2024.

Leasing

As of February 14, 2025, the Company had received 89 fully executed new leases from the USPS representing 95% of the aggregate 2023 expired rent and 119 fully executed new leases from the USPS representing 99% of the aggregate 2024 expired rent. All executed leases were subject to 3% annual rent escalations. The total net lump sum catch-up payment received from the USPS related to the 2023 leases was approximately $3.0 million, comprised of $2.6 million for leases executed during 2024 and $0.4 million for leases executed subsequent to quarter end. The total net lump sum catch-up payment received from the USPS related to the 2024 leases was approximately $0.4 million, comprised of $0.4 million for leases executed during 2024. The Company has agreed to rents for new leases with the USPS for leases expired and those set to expire in 2025 not subject to renewal options.

Balance Sheet & Capital Markets Activity

As of December 31, 2024, the Company had approximately $2.4 million of cash and property-related reserves, and approximately $296 million of net debt with a weighted average interest rate of 4.35%. At the end of the fourth quarter, 95% of the Company’s debt outstanding was set to fixed rates (when taking into account interest rate hedges), and the Company’s $150 million revolving credit facility had $136 million undrawn.

On October 25, 2024, the Company amended its credit facilities to, among other things, add $50.0 of commitments to the term maturing in February 2028, increase the accordion feature under the credit facilities for term loans to $50.0 million and replace Bank of Montreal with Truist Bank as the administrative agent. $40.0 million was drawn by the Company on the closing date of the transaction and $10.0 million remained undrawn and available on a delayed-draw basis. In connection with the $40.0 million draw, the Company also entered into an interest rate swap that effectively fixed the interest rate through February 2028 at a current rate of 5.27%. On November 21, 2024, the Company drew $10.0 million on the term loan maturing in February 2028. In connection with the draw, the Company entered into an interest rate swap that effectively fixed the interest rate through February 2028 at a current rate of 5.55%. The proceeds from the draws were used to repay the outstanding balance on the revolving credit facility.

During the year, the Company issued 1,420,791 shares of common stock through its at-the-market equity offering program at an average price of $14.35 per share for total gross proceeds of $20.4 million. Additionally, the Company issued 664,182 common units in its operating partnership as part of the consideration for acquisitions at an average price per unit of $14.17.

Dividend

On January 30, 2025, the Company declared a quarterly dividend of $0.2425 per share of Class A common stock. The dividend equates to $0.97 per share on an annualized basis. The dividend will be paid on February 28, 2025 to stockholders of record as of the close of business on February 14, 2025.

Subsequent Events

Subsequent to quarter end and through February 14, 2025, the Company acquired 18 properties comprising approximately 53,000 net leasable interior square feet for approximately $8.4 million, excluding closing costs. The Company had another 14 properties totaling approximately $8.9 million under definitive contracts.

The Company also announced today that its Board of Directors approved a common stock repurchase program (the “Program”). Under the Program, the Company may acquire shares of the Company’s Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), in the open market, from time to time, in block trades, or otherwise, for a total purchase price of up to $25,000,000 all in accordance with U.S. securities laws and regulations, including Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended. The Program does not require the Company to repurchase any dollar amount or number of shares of Class A Common Stock and may be suspended or discontinued at any time.

2025 Guidance

The Company currently expects 2025 AFFO per share on a fully diluted basis to be within a range of $1.20 to $1.22. The guidance range includes an estimate for investment volume of $80 to $90 million, and Cash G&A expense of $10.5 million to $11.0 million.

Note: The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward-looking non-GAAP financial measure of AFFO per share guidance due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10(e)(1)(i)(B) of Regulation S-K. Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments. In addition, certain non-recurring items may also significantly affect net income but are generally adjusted for in AFFO. Based on our historical experience, the dollar amounts of these items could be significant, and could have a material impact on the Company’s GAAP results for the guidance period.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the fourth quarter 2024 financial results on Thursday, February 27, 2025, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Thursday, February 27, 2025, through 11:59 P.M. Eastern Time on Thursday, March 13, 2025, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13750499.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are considered infrequent or extraordinary in nature, or (iv) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, income/(expenses) on insurance recoveries from casualties, casualty losses, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of December 31, 2024 is calculated as total debt of approximately $298 million less cash and property-related reserves of approximately $2.4 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, our 2025 guidance, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,000 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

Postal Realty Trust, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Rental income	$20,403	$16,271	$73,143	$60,970
Fee and other	965	730	3,229	2,742
Total revenues	21,368	17,001	76,372	63,712
Operating expenses:
Real estate taxes	2,676	2,448	9,850	8,549
Property operating expenses	2,117	1,870	9,124	6,825
General and administrative	3,912	3,533	16,008	14,654
Casualty and impairment losses, net	188	—	404	—
Depreciation and amortization	5,627	5,151	22,202	19,688
Total operating expenses	14,520	13,002	57,588	49,716

Gain on sale of real estate assets	2,393	—	2,393	—

Income from operations	9,241	3,999	21,177	13,996

Other (expense)/income	(53)	195	21	679

Interest expense, net:
Contractual interest expense	(3,270)	(2,546)	(12,041)	(9,339)
Write-off and amortization of deferred financing fees	(204)	(182)	(746)	(686)
Interest income	13	4	26	5
Total interest expense, net	(3,461)	(2,724)	(12,761)	(10,020)

Income before income tax expense	5,727	1,470	8,437	4,655
Income tax expense	(42)	(16)	(116)	(72)

Net income	5,685	1,454	8,321	4,583
Net income attributable to operating partnership unitholders’ non-controlling interests	(1,180)	(270)	(1,725)	(874)

Net income attributable to common stockholders	$4,505	$1,184	$6,596	$3,709

Net income per share:
Basic and Diluted	$0.17	$0.04	$0.21	$0.12

Weighted average common shares outstanding:
Basic and Diluted	23,130,477	21,396,955	22,565,155	20,145,151

Postal Realty Trust, Inc.

Consolidated Balance Sheets

(In thousands, except par value and share data)

	December 31, 2024	December 31, 2023
Assets
Investments:
Real estate properties, at cost:
Land	$128,457	$106,074
Building and improvements	512,248	443,470
Tenant improvements	7,501	6,977
Total real estate properties, at cost	648,206	556,521
Less: Accumulated depreciation	(58,175)	(43,791)
Total real estate properties, net	590,031	512,730
Investment in financing leases, net	15,951	16,042
Total real estate investments, net	605,982	528,772
Cash	1,799	2,235
Escrow and reserves	744	632
Rent and other receivables	6,658	4,750
Prepaid expenses and other assets, net	14,519	13,369
Goodwill	1,536	1,536
Deferred rent receivable	2,639	1,542
In-place lease intangibles, net	12,636	14,154
Above market leases, net	305	355
Total Assets	$646,818	$567,345

Liabilities and Equity
Liabilities:
Term loans, net	$248,790	$198,801
Revolving credit facility	14,000	9,000
Secured borrowings, net	33,918	32,823
Accounts payable, accrued expenses and other, net	16,441	11,996
Below market leases, net	16,171	13,100
Total Liabilities	329,320	265,720

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 23,494,487 and 21,933,005 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	235	219
Class B common stock, par value $0.01 per share; 27,206 shares authorized, 27,206 shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	310,031	287,268
Accumulated other comprehensive income	5,230	4,621
Accumulated deficit	(64,211)	(48,546)
Total Stockholders’ Equity	251,285	243,562
Operating partnership unitholders’ non-controlling interests	66,213	58,063
Total Equity	317,498	301,625
Total Liabilities and Equity	$646,818	$567,345

Postal Realty Trust, Inc.

Reconciliation of Net Income to FFO and AFFO

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended December 31, 2024	For the Twelve Months Ended December 31, 2024
Net income	$5,685	$8,321
Depreciation and amortization of real estate assets	5,600	22,095
Gain on sale of real estate assets	(2,393)	(2,393)
Impairment charges	68	68
FFO	$8,960	$28,091
Recurring capital expenditures	(184)	(723)
Write-off and amortization of deferred financing fees and amortization of debt discount	206	749
Straight-line rent and other adjustments	719	1,585
Fair value lease adjustments	(808)	(3,178)
Acquisition-related and other expenses	122	396
Expenses (income) on insurance recoveries from casualties	53	(21)
Non-real estate depreciation and amortization	27	107
Casualty losses, net	120	336
Non-cash components of compensation expense	1,377	6,377
AFFO	$10,592	$33,719
FFO per common share and common unit outstanding	$0.30	$0.97
AFFO per common share and common unit outstanding	$0.35	$1.16
Weighted average common shares and common units outstanding, basic and diluted	29,860,647	29,036,504